Execution Copy

Exhibit 10.10(B)

Juno Therapeutics, Inc.

307 Westlake Avenue North, Suite 300

Seattle, WA 98109

December 14, 2015

Memorial Sloan-Kettering Cancer Center

1275 York Avenue

New York, NY10065

Re:	Side Letter Agreement

Ladies and Gentlemen:

Reference is made to the letter agreement dated as of November 21, 2013 (the “Original Letter Agreement”), by and between Memorial Sloan-Kettering Cancer Center (“MSKCC”) and Juno Therapeutics, Inc., f/k/a FC Therapeutics, Inc. (the “Company”) in connection with the Master Clinical Studies Agreement, the Master Sponsored Research Agreement and the Exclusive License Agreement, entered into as of the same date (the “Collaboration Agreements”). This amendment to the Letter Agreement (this “Amendment” and, together with the Original Letter Agreement, the “Agreement”) is to confirm the following mutual agreements between the parties:

1. Definitions. The parties hereby agree that, for all purposes under the Original Letter Agreement and this Amendment:

(a) The definition of “Multiple of Initial Equity” in Section 1 of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

““Multiple of Initial Equity” means (A) the Success Payment Value divided by (B) $4.00 (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).”

(b) The definition of “Success Payment Date” in Section 1 of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

““Success Payment Date” means (i) March 18, 2016 (the “IPO Success Payment Date”), (ii) with respect to any Success Payment arising as a result of a Company Sale Valuation Date, the earlier of (a) the date on which any proceeds from the Company Sale are paid or distributed to any stockholder, and (b) the date that is ninety (90) days after the Company Sale Valuation Date, and (iii) with respect to any other Success Payment, the date that is ninety (90) days after the Valuation Date pursuant to which such Success Payment obligation arises; provided, however, that for each of clauses (i) through (iii), if the applicable Success Payment Date would otherwise fall on a date that is not a business day, the applicable Success Payment Date shall instead occur on the next following business day.”

(c) The definition of “Valuation Date” in Section 1 of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

““Valuation Date” is any one of the following dates that occur during the Success Payment Period: (i) December 19, 2014 (the “IPO Valuation Date”); (ii) the date on which the Company or a successor

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sells, leases, transfers or exclusively licenses all or substantially all of its assets to another company (an “Asset Sale”); (iii) the date on which the Company merges or consolidates with or into another entity (other than a merger in which the pre-merger stockholders of the Company own a majority of the shares of the surviving entity) (a “Merger” and with an Asset Sale, a “Company Sale”, and the Valuation Dates triggered thereby each a “Company Sale Valuation Date”), (iv) the dates on which ARCH Venture Fund VII, L.P. (“ARCH”) or CL Alaska L.P., or either of such entity’s affiliated entities that hold such shares (“CL Alaska”) transfers a majority of its shares of company capital stock held by such entity on such date to a third party; (v) every second anniversary of any event described in the preceding clauses (i), (ii), (iii) or (iv); and (vi) the last day of the Success Payment Period. For the avoidance of doubt, and by way of further explanation of clause (v) above, a Valuation Date under clause (v), with respect to the IPO Valuation Date, occurs on December 19, 2016, December 19, 2018 and every even-numbered year thereafter.”

(d) The following terms shall have the following meanings for all purposes under the Agreement:

“business day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“common stock of the Company” or the “Company’s common stock” or similar phrases means the common stock, par value $0.0001 per share, of the Company (or any other security of the Company or any successor entity into which the Series A Preferred Stock of the Company has ultimately been converted).

“Closing Price” means the last closing trade price for the common stock of the Company on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg.

“Principal Market” means the principal securities exchange or securities market on which the common stock of the Company is listed or traded as reported by Bloomberg (which exchange, as of the date hereof, is The NASDAQ Global Select Market).

“trading day” means any day on which the common stock of the Company is traded on the Principal Market; provided, however, that “trading day” shall not include any day on which the common stock of the Company is scheduled to trade on the Principal Market for less than 4.5 hours or any day that the common stock of the Company is suspended from trading during the final hour of trading on the Principal Market (or if the Principal Market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2. Calculation of Fair Market Value. The parties hereby agree that:

(a) With respect to the IPO Success Payment Date (as defined in this Amendment), the “average trading price of a share of common stock of the Company over the consecutive 90-day period preceding” such IPO Success Payment Date, referred to in Paragraph 1 of Exhibit A of the Original Letter Agreement, shall be equal to the average of the Closing Prices of a share of the common stock of the Company for each trading day during the 90 calendar day period preceding December 19, 2015, as listed on the Principal Market. Therefore, by way of example, if the average Closing Price of a share of the common stock of the Company over the 90-calendar day period preceding December 19, 2015, as calculated in accordance herewith, exceeds $40 per share, a Success Payment of $10 million (less Indirect Costs, as calculated herein) will be due and payable no later than the IPO Success Payment Date (March 18, 2016), as described in the definition of “Success Payment Date.”

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(b) With respect to each Valuation Date that occurs on each second anniversary of the IPO Valuation Date pursuant to clause (v) of the definition of “Valuation Date” as amended hereby (each such Valuation Date a “Subsequent IPO-Related Valuation Date”), the Fair Market Value shall be determined as follows: (i) if the common stock of the Company is publicly tradable during the 90 calendar days preceding such Subsequent IPO-Related Valuation Date, such Fair Market Value shall be equal to the average of the Closing Prices of a share of the common stock of the Company for each trading day during such 90 calendar day period and (ii) if the common stock of the Company is not publicly tradable during such 90 calendar day period, such Fair Market Value shall be determined pursuant to paragraph 4 of Exhibit A to the Original Letter Agreement.

(c) The parties hereby agree and acknowledge that as of the date hereof, no dividends or other distributions referenced in clause (i) of the definition of “Success Payment Value” have been made.

3. Calculation of Success Payments. If, pursuant to and as permitted by Section 3(a) of the Original Letter Agreement, the Company elects in its sole discretion to satisfy an obligation to make a Success Payment on a Success Payment Date, including on the IPO Success Payment Date or any Success Payment Date arising from a Subsequent IPO-Related Valuation Date (a “Subsequent IPO-Related Success Payment Date”), through the issuance to MSKCC of shares of common stock of the Company, the number of such shares issuable to MSKCC in satisfaction of such Success Payment shall be equal to (i) (A) the dollar amount of such Success Payment less (B) any indirect cost offsets (“Indirect Costs”) attributable to MSKCC pursuant to the side letter, dated October 2, 2015, between for MSKCC and the Company, attached hereto as Exhibit A (the “Indirect Costs Letter”), divided by (ii) the volume weighted average trading price of a share of the common stock of the Company on the Principal Market for the last trading day preceding the applicable Success Payment Date as reported by Bloomberg. To the extent that the amount deducted by the Company as Indirect Costs pursuant to clause (i)(B) above is disputed, the parties shall cooperate in good faith to resolve such dispute; provided, however, that the Company shall in any event be entitled to deduct any amount it believes in good faith to constitute Indirect Costs from the applicable Success Payment; provided, further, that to the extent that it is determined following the Success Payment Date that the amount deducted as Indirect Costs pursuant to clause (i)(B) from the applicable Success Payment was in excess of actual Indirect Costs as of the Success Payment Date, the amount of such excess shall be paid by the Company to MSKCC in cash (even if the Company had elected to make the associated Success Payment in stock). By way of example, if a Success Payment of $10 million becomes required as of the IPO Success Payment Date, the number of shares to be issued to MSKCC (if Juno elects to satisfy its payment obligation by issuance of common stock by the Company) would be determined by dividing $10 million (less any deduction for Indirect Costs pursuant to clause (i)(B) above) by the volume weighted average trading price of a share of such common stock on the Principal Market for the last trading day preceding the IPO Success Payment Date (which, based on an IPO Success Payment Date of March 18, 2016, is expected to be March 17, 2016) as reported by Bloomberg. The parties agree that, solely for purpose of calculating the number of shares deliverable by the Company on the IPO Success Payment Date, the Indirect Costs will not be deemed to exceed $1.1 million. Any refund required to be made by Juno to MSKCC under the Indirect Costs Letter for an [***] Offset Amount (as defined in the Indirect Costs Letter) shall be paid in cash even if Juno had elected to make the associated Success Payment in stock.

4. Miscellaneous. This Amendment shall apply and be effective only with respect to the provisions of the Original Letter Agreement specifically referred to herein. Except to the extent expressly modified by this Amendment, the Original Letter Agreement remains in full force and effect. To the extent of any inconsistency between this Amendment and the Original Letter Agreement, the terms and conditions of this Amendment shall control.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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With best regards,

JUNO THERAPEUTICS, INC.

By:	/s/ Hans Bishop
Name:
Title:

Accepted and Agreed:

MEMORIAL SLOAN-KETTERING CANCER CENTER

/s/ Gregory Raskin
Gregory Raskin, MD – Executive Director,
Office of Technology Development

Memorial Sloan-Kettering Cancer Center

Office of Technology Development

1275 York Avenue

New York, NY 10065

Attn: Gregory Raskin, MD – Executive Director

Ph.: [omitted]

Fax: [omitted]

Email: [omitted]

EXHIBIT A

Indirect Costs Letter

October 1, 2015

Dr. Greg Raskin

Memorial Sloan Kettering Cancer Center

1275 York Avenue

New York, NY 10065

Re:	Indirect Costs and Advance Payments

Dear Dr. Raskin:

This letter agreement relates to (a) that certain Master Sponsored Research Agreement between Memorial Sloan Kettering Cancer Center (“MSKCC”) and Juno Therapeutics, Inc. (“Juno”) dated November 21, 2013 (“MSRA”), (b) that certain Master Clinical Trial Agreement between MSKCC and Juno dated November 21, 2013 (“MCTA”), (c) that certain Side Letter Agreement between MSKCC and Juno dated November 21, 2013 (“Side Letter”), (d) that certain Clinical Trial Agreement between MSKCC and Juno dated July 8, 2014 and having contract identifier SK# 2014-0915 (“ALL Trial Agreement”), and (e) that certain Clinical Trial Agreement between MSKCC and Juno dated December 12, 2014 and having contract identifier SK# 2014-1885 (“MUC16 Trial Agreement”). The MSRA (including any agreements entered into thereunder), MCTA (including any agreements entered into thereunder), Side Letter, ALL Trial Agreement, MUC16 Trial Agreement, and any other agreement entered into during the [***], are hereinafter collectively referred to as “Subject Agreements.”

MSKCC and Juno agree that, except with respect to [***] which shall not be modified by this letter agreement: (i) for all clinical trial conducted under the Subject Agreements, MSKCC shall charge Juno [***]; (ii) for all research services conducted pursuant to the Subject Agreements, MSKCC shall charge Juno [***]; and (iii) notwithstanding the foregoing, for all process development services, study product manufacturing, and related services under the Subject Agreements but not described above in subsections (i) and (ii), MSKCC shall charge Juno [***].

MSKCC and Juno agree that the Gene Transfer and Somatic Cell Engineering Facility (“GTF”) per patient costs (including, without limitation, any study product production and post infusion follow-up) under or for: (A) the [***]; and (B) any clinical trials other than those identified in subsection (A) above shall be [***].

MSKCC and Juno agree that: (I) the [***] indirect costs [***] under [***] shall be [***] creditable against the first Success Payment (as defined in the Side Letter) due to MSKCC under the Side Letter; and (II) [***] indirect costs [***] for [***] shall be first [***] creditable against the second Success Payment due to MSKCC under the Side Letter and then against any subsequent Success Payment. For clarity, (x) the amount of such indirect costs actually paid by Juno to MSKCC before the corresponding Success Payment(s) is/are made may be deducted from that Success Payment, and (y) such amounts that [***] may also be deducted from that Success Payment, subject to the true-up provided in the following paragraph.

To the extent that any of the clinical studies and/or trials identified in subsections (I) or (II) above do not [***], Juno shall refund the [***] indirect costs allocated to any such [***] (the “[***] Offset Amount”) within [***] after Juno’s receipt of an invoice from MSKCC for such [***] Offset Amount. For clarification, Juno’s rights to take the credits set forth in this paragraph are contingent upon the ultimate payment of one or more Success Payments. In no event shall the credits allowed Juno by this paragraph be applied in a way that requires an out-of-pocket cash payment from MSKCC to Juno.

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MSKCC and Juno agree that, except with respect to Project Statement of Work #1 under the MSRA which shall not be modified by this letter agreement, the [***] indirect costs [***] for [***] shall be first [***] creditable against the second Success Payment due to MSKCC under the Side Letter and then against any subsequent Success Payment.

Except as expressly provided in this letter, all terms of the MSRA, MCTA, Side Letter, ALL Trial Agreement and MUC16 Trial Agreement shall remain in effect without modification.

Please indicate the agreement of MSKCC to the foregoing by countersigning below.

Yours Sincerely,

/s/ Hans Bishop

Hans Bishop

UNDERSTOOD AND AGREED BY MSKCC:

By:	/s/ Gregory Raskin

Name:	Gregory Raskin, M.D.

Title:	Vice President, Technology Development

Date:	10/2/15

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.